                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-12

                                   Unifi, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


    ----------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


    ----------------------------------------------------------------------------
    (5) Total fee paid:


    ----------------------------------------------------------------------------

    [_] Fee paid previously with written preliminary materials.
    [_] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: ____________________________________________
        (2) Form, Schedule, or Registration Statement No.: _____________________
        (3) Filing Party: ______________________________________________________
        (4) Date Filed: ________________________________________________________

                               (Unifi, Inc. Logo)

                           7201 West Friendly Avenue
                        Greensboro, North Carolina 27410

                                                              September 21, 2001

TO THE SHAREHOLDERS OF
  UNIFI, INC.

     The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. Eastern Daylight Savings Time on Thursday, October 25, 2001, at the Company's corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

     Detailed information relating to the Company's activities and operating performance is contained in our 2001 Annual Report on Form 10-K, which is also enclosed.

     You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                                           Sincerely,

                                           /s/ Brian R. Parke

                                           Brian R. Parke
                                           President and Chief Executive Officer

                               (Unifi, Inc. Logo)

                           7201 West Friendly Avenue
                        Greensboro, North Carolina 27410

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 25, 2001

TO THE SHAREHOLDERS OF UNIFI, INC.:

     The Annual Meeting of the Shareholders of Unifi, Inc. will be held at the Company's corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina 27410 on Thursday, October 25, 2001 at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1. To elect as Directors of the Corporation those nominees listed in the accompanying Proxy Statement;

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors, under the provisions of the Bylaws, has fixed the close of business on September 13, 2001, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The transfer books of the Corporation will not be closed.

     YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing and returning the accompanying proxy card promptly. A proxy may be revoked by the Shareholder at any time before it is exercised.

                                      BY ORDER OF THE BOARD OF DIRECTORS:

                                      /s/ Charles F. McCoy
                                      Charles F. McCoy
                                      Vice President, Secretary and General
                                      Counsel

Greensboro, North Carolina
September 21, 2001

                               (Unifi, Inc. Logo)

                           7201 West Friendly Avenue
                        Greensboro, North Carolina 27410

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This solicitation of the enclosed proxy is made by the Board of Directors (the "Board") of Unifi, Inc. (the "Company") for use at the Annual Meeting of the Shareholders to be held Thursday, October 25, 2001, at 10:00 A.M. Eastern Daylight Savings Time, at the Company's corporate headquarters located at 7201 West Friendly Avenue, Greensboro, North Carolina 27410, or at any adjournment or adjournments thereof. This statement and the form proxy will first be mailed to the Shareholders entitled to notice of the Annual Meeting on or about September 21, 2001.

     The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or other telephone, telegraph or electronic means by directors, officers and regular employees of the Company who will not be specifically compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company's expense, to their principals.

     The Company's common stock, par value $.10 per share (common stock) is the only type of stock of the Company. Shareholders of record, as of the close of business on September 13, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof. On September 4, 2001, the Company had outstanding 53,811,533 shares of its common stock. Each share of the Company's common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted in favor of Proposal No. 1, the election as directors of those nominees named in this proxy statement.

IF THE ENCLOSED FORM OF PROXY IS EXECUTED AND RETURNED IT MAY, NEVERTHELESS, BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY THE SHAREHOLDER PERSONALLY ATTENDING AND VOTING HIS OR HER SHARES AT THE MEETING.

                                VOTING OF SHARES

     The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company's By-Laws require the presence of a quorum at Annual Meetings. Votes withheld from director nominees and abstentions are counted as present for purposes of determining a quorum.

     Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and signing it. Directors shall be elected by a plurality of the votes cast by the Shareholders at a meeting in which a quorum was present. Therefore, shares not voted and broker non-votes will have no affect on the election of directors.

               INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

     The following table sets forth information, as of September 4, 2001 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company's common stock and the Company's directors and officers as a group.

                                                                  Amount and
Name and Address of More                                            Nature              Percent of
    than 5% Owners                                            Beneficially Owned          Class
------------------------                                      ------------------        ----------
Dimensional Fund Advisors Inc. (a)                                3,182,500               5.91%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

FMR Corp. (b)                                                     3,562,700               6.62%
82 Devonshire Street
Boston, MA 02109

Merrill Lynch & Co., Inc. (c)                                     3,783,861               7.03%
4 World Financial Center
New York, NY 10080

All Directors and Executive                                       4,981,337               9.26%
Officers and Nominees for
Directors, as a group on
September 4, 2001 (d)

---------------

(a) As indicated in its Schedule 13G, dated February 2, 2001, Dimensional Fund Advisors Inc., an investment advisor under Section 203 of the Investment Advisors Act of 1940, may be deemed to beneficially own 3,182,500 shares by virtue of having sole voting and dispositive power over 3,182,500 shares.

(b) As indicated in its Schedule 13G/A, dated February 14, 2001, FMR Corp, a holding company and certain of its subsidiaries, and Mr. Edward C. Johnson, III and Ms. Abigail P. Johnson, may be deemed to beneficially own 3,562,700 shares by virtue of having sole dispositive power over 3,562,700 shares.

(c) As indicated in its Schedule 13G/A, dated August 8, 2001, Merrill Lynch & Co. and certain of its subsidiaries, may be deemed to beneficially own 3,783,861 shares by virtue of having shared voting power and shared dispositive power over 3,783,861 shares.

(d) This amount includes the 857,658 shares of the common stock of the Company which could be acquired through the exercise of stock options within sixty
    (60) days after June 24, 2001.

     Cede & Co., as of September 4, 2001, the nominee of the Depository Trust Company, New York, New York, which provides custodial service for various institutions such as banks and brokerage firms, was the record holder of 49,509,476 shares of the Company's common stock representing 92% of the outstanding shares of said stock. The Company does not believe that any of these shares were owned beneficially by Cede & Co.

     The definition of "beneficial ownership" referred to herein is that the owner listed has either the voting or investment power, or both, alone or shared with others over the number of shares shown, and options beneficially owned under Rule 13d-3.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION --

     The Board of Directors recently amended the By-Laws of the Company to reduce the number of directors serving on the Board from eleven (11) to ten (10) members, with Class 1 and 2 directors consisting of three (3) persons each and Class 3 consisting of four (4) persons. The term of each class is staggered so that the term of one class expires at each Annual Meeting of the Shareholders. A director shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject to his or her prior death, resignation, retirement or removal from office. The term of office of the current directors serving as Class 1 directors will expire at this annual meeting and, except as otherwise indicated below, the term of office for the current directors serving in Class 2 and Class 3 will expire at the 2002 and 2003 Annual Meetings of the Shareholders.

     Jerry W. Eller, a Class 2 Director, resigned as of October 26, 2000 and G. Allen Mebane, a Class 1 Director, resigned as of March 28, 2001. The Board of Directors subsequently elected William J. Armfield, IV to serve as a Class 2 Director and Sue W. Cole to serve as a Class 3 Director until the 2001 Annual Meeting of the Shareholders. The Board of Directors has nominated the following persons to the respective classes designated: CLASS 1 DIRECTORS -- Donald F. Orr, Robert A. Ward, and G. Alfred Webster; CLASS 2 DIRECTOR -- William J. Armfield, IV and CLASS 3 DIRECTOR -- Sue W. Cole. The Class 1 Directors will serve until the Annual Meeting in 2004, the Class 2 Director will serve until the Annual Meeting in 2002 and the Class 3 Director will serve until the Annual Meeting in 2003, or until their respective successors are elected and qualified.

     All the nominees for election are presently serving and have consented to be named in this proxy statement and to serve, if elected. If for any reason any of the nominees should not be a candidate for election at the time of the meeting, the proxy will be voted for substitute nominees designated by the Board of Directors. The Board does not anticipate that any of the nominees will be unavailable. The nominees and directors continuing in office will normally hold office until the Annual Meeting of the Shareholders in the year indicated.

     Listed below are the names of the three (3) nominees to serve as Class 1 directors, the one (1) nominee to serve as a Class 2 director, the one (1) nominee to serve as a Class 3 director and the five (5) incumbent directors who will be continuing in office following this meeting, together with: 1) their ages; 2) their principle occupation during the past five years; 3) any other directorships they hold with companies having securities registered under the Securities and Exchange Act of 1934 (the "1934 Act"); 4) the years during which their consecutive terms as directors of the Company first commenced; and 5) the number of beneficially owned shares of common stock of the Company for each director and nominee, being set forth on the table beginning on page 5.

                       NOMINEES FOR ELECTION AS DIRECTORS

CLASS 1 DIRECTORS -- NOMINEES FOR ELECTION TO TERMS EXPIRING AT THE 2004 ANNUAL
MEETING:

     DONALD F. ORR, (57), is chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He serves as Chairman of the Moses H. Cone Health System, as Chairman of the Advisory Board of the Duke Eye Institute, and as a Director of the U.S. Trust Company of North Carolina. He has been a Director of the Company since 1988, and in October 2000, was elected the Company's Chairman of the Board. He is also a member of the Company's Audit Committee and Compensation Committee (Chair).

     ROBERT A. WARD, (61), Unifi, Inc., Greensboro, North Carolina. He was an Executive Officer of the Company from 1971 to 1996, has served on various committees of the Board and has been a Director of the Company since 1971. He is a Director of Mid Carolina Bank.

     G. ALFRED WEBSTER, (53), Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He has been an officer of the Company since 1979, and a Director since 1986.

CLASS 2 DIRECTOR -- NOMINEE FOR ELECTION TO TERM EXPIRING AT THE 2002 ANNUAL
MEETING:

     WILLIAM J. ARMFIELD, IV, (67), President of Spotswood Capital, Greensboro, North Carolina. He was a Director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 8, 1991, when Macfield, Inc. merged with and into Unifi, Inc. He was an Executive Officer and a Director of the Company from 1991 to December of 1995. He was again elected a Director of the Company by the Board of Directors as of May 24, 2001. He was also elected to Company's Audit Committee.

CLASS 3 DIRECTOR -- NOMINEE FOR ELECTION TO TERM EXPIRING AT THE 2003 ANNUAL
MEETING:

     SUE W. COLE, (50), President, U.S. Trust Company of North Carolina. She also serves as a member of the Board of Directors of U.S. Trust Company of North Carolina. She joined NC Trust Company (predecessor to U.S. Trust) in 1987. She serves as a Trustee of the University of North Carolina at Greensboro; as a director, member of Executive Committee, and Second Vice Chair of North Carolina Citizens for Business and Industry; and as a director and member of Executive Committee for NC Center for Public Policy Research. She was elected a Director of the Company by the Board of Directors as of May 24, 2001. She was also elected to the Company's Compensation Committee.

                         DIRECTORS REMAINING IN OFFICE

CLASS 2 DIRECTORS -- TERMS EXPIRING IN 2002

     CHARLES R. CARTER, (69), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company's Compensation Committee, Audit Committee and Corporate Governance Committee (Chair).

     KENNETH G. LANGONE, (66), an Investment Banker, President and Chief Executive Officer of Invemed Associates, Inc., an investment banking firm, New York, New York, since 1974. He is a Director of ChoicePoint Inc., General Electric Company, The Home Depot, Inc., Microtune, Inc., the New York Stock Exchange and Tricon Global Restaurants, Inc. He has been a Director of the Company since 1969, and is a member of the Company's Compensation Committee.

CLASS 3 DIRECTORS -- TERMS EXPIRING IN 2003

     BRIAN R. PARKE, (53), President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, served as President of Unifi Textured Yarns Europe (UTYE) in Ireland from October 1997 until January 20, 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. He was elected a Director of the Company by the Board of Directors on July 22, 1999, and by the Shareholders on October 21, 1999, and was elected President and Chief Executive Officer of the Company in January 2000.

     J.B. DAVIS, (57), President and Chief Executive Officer of
Klaussner-Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996, and is a member of the Company's Corporate Governance Committee.

     R. WILEY BOURNE, JR., (64), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the boards of the East Tennessee State University Foundation and School of Medicine, and on the Board of Trustees of Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company's Corporate Governance Committee and Audit Committee (Chair).

                         SECURITY HOLDING OF DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

                                                               Amount and Nature of     Percentage of
Name                                                          Beneficial Ownership(1)     Ownership
----                                                          -----------------------   -------------
Kenneth G. Langone (2)                                               2,198,334              4.09%
William J. Armfield, IV (3)                                          1,417,600              2.63%
Brian R. Parke (4)                                                     206,232                 (5)
G. Alfred Webster (6)                                                  309,027                 (5)
Charles R. Carter (7)                                                   55,501                 (5)
Donald F. Orr (8)                                                      186,364                 (5)
Robert A. Ward (9)                                                     202,917                 (5)
R. Wiley Bourne, Jr. (10)                                               21,320                 (5)
J. B. Davis (11)                                                        40,000                 (5)
Sir Richard Greenbury                                                       --                 --
Sue W. Cole                                                             10,000                 (5)
Willis C. Moore, III (12)                                              111,559                 (5)
Stewart Q. Little (13)                                                  95,699                 (5)
Michael E. Delaney (14)                                                 18,600                 (5)
All Directors and Executive Officers and Nominees for
  Directors (15)                                                     4,981,337              9.26%

---------------

 (1) All shares are owned directly and with sole voting and dispositive power, except as otherwise noted. Ownership is as of September 4, 2001.

 (2) Includes 10,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, Inc., in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP managed by Invemed Catalyst General Partnership, LLC, of which Mr. Langone has voting power, which shares may be determined to be beneficially owned by him.

 (3) Includes 2,660 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

 (4) Includes 198,632 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 100 shares owned by his son who lives with him, which shares may be determined to be beneficially owned by him.

 (5) Represents less than one percent (1%) of the Company's common stock.

 (6) Includes 160,775 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 39,339 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

 (7) Includes 35,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

 (8) Includes 35,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust over which he has voting power, which shares may be determined to be beneficially owned by him.

 (9) Includes 125,906 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 77,011 shares owned jointly with his wife, which shares may be determined to be beneficially owned by him.

(10) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife over which he has voting rights, which shares may be determined to be beneficially owned by him.

(11) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by North Carolina Trust Company over which he has sole voting and dispositive power, which shares may be determined to be beneficially owned by him.

(12) Includes 98,708 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(13) Includes 84,146 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(14) Includes 11,106 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(15) Includes 857,658 shares that they have the right to purchase within sixty
     (60) days after June 24, 2001, under presently exercisable stock options granted to them by the Company, which shares may be determined to be beneficially owned by them.

                            DIRECTORS' COMPENSATION

     Each Director who is not an employee of the Company was paid, for serving on the Board during fiscal year ended June 24, 2001, a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending said meetings. The Chairman of the Board of Directors is paid an additional annual compensation of $50,000, in addition to his regular director fee, for serving as Chairman of the Board of Directors and the Chairman of the Company's Audit Committee and Corporate Governance Committee are paid additional annual compensation of $15,000 each, in addition to their regular directors fees for serving as Chairman of said Committees. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three (3) standing committees: the COMPENSATION COMMITTEE, the AUDIT COMMITTEE, and the CORPORATE GOVERNANCE COMMITTEE. The COMPENSATION COMMITTEE (composed of Messrs. Carter, Langone, Orr and Ms. Cole) met four times during the year. The AUDIT COMMITTEE (composed of Messrs. Carter, Orr, Bourne, and Armfield) met four times during the year. The CORPORATE GOVERNANCE COMMITTEE (composed of Messrs. Carter, Bourne, Davis, and Sir Greenbury) met two times during the year.

     The Board of Directors has no Nominating Committee; however, in relation to nominations, the CORPORATE GOVERNANCE COMMITTEE recommends to the Board nominees for election as directors. The CORPORATE GOVERNANCE COMMITTEE will consider those recommendations by Shareholders which are submitted with biographical and business experience information to the Secretary of the Company, in compliance with the Shareholder Proposals provision, hereinafter set forth.

     The COMPENSATION COMMITTEE's duties include, reviewing and recommending compensation of principal officers, salary policy, benefit programs, future objectives and goals of the Company, and recommending and approving the granting of options to eligible persons under the Company's incentive and non-qualified stock option plans.

     The AUDIT COMMITTEE's function is to be aware of the financial reporting procedures of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the objective of this committee is to act as liaison with the Board in a recommendation capacity. The Board of Directors has considered the independence of each member of the Audit Committee and has determined that each member is free from any relationship that would interfere with his exercise of independent judgment.

     The CORPORATE GOVERNANCE COMMITTEE's duties include, considering candidates for the Board of Directors recommended by Shareholders, recommending candidates for membership on the Board and Board committees, overseeing matters of corporate governance, including Board performance, reviews and recommending compensation of non-employee directors.

     The Board of Directors met four (4) times during fiscal year 2001. All directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees of the Board during the period in which they served as a director or a committee member.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Langone is a director, controlling stockholder, and Chairman of the Executive Committee of Salem National Corporation. In fiscal year 2001, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem National Corporation, $3,208,420 on leases of tractors and trailers, and for services thereto. The terms of the Company's leases with Salem Leasing Corporation are, in Management's opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

     Mr. Langone is Chairman of the Board of Directors, principal Shareholder, President and Chief Executive Officer of Invemed Associates, Inc., an investment firm. During fiscal year 2001, such firm performed certain advisory services for the Company and acted as broker on the repurchase of the Company's shares on the NYSE. The fees of $60,000 and commissions of $56,976 paid Invemed Associates, Inc. during the fiscal year ended in 2001 were, in the opinion of Management, fair and reasonable and as favorable to the Company as could have been obtained from unrelated third parties.

     The Company, in relation to Mr. Parke's move from Ireland to the United States to become the President and Chief Operating Officer of the Company, agreed to loan Mr. Parke, with the approval of the Board of Directors, sufficient funds for acquiring a home, making repairs and improvements thereto and other expenses relating to the move of he and his family to the U.S. The loan amounted to $1,160,741, of which $749,203 was used to purchase the property known as 1510 Edgedale Road, Greensboro, North Carolina, and is evidenced by Mr. and Mrs. Parke's Promissory Note to the Company for said amount, bearing interest at 6% per annum, payable annually with the unpaid principal amount of said Note and all accrued and unpaid interest being due and payable in full on May 1, 2002, and secured by a first deed of trust on said property.

     On October 21, 1999, the Company made loans to Mr. Parke in the amount of $37,758 and Mr. Webster, Mr. Moore and Mr. Little in the amount of $25,172 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Unifi, Inc. Long-Term Incentive Plan. Said loans bear interest at a rate of 6.08% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

     On December 31, 2000, the Company made loans to Mr. Webster in the amount of 39,150, Mr. Moore in the amount of $41,851 and Mr. Little in the amount of $34,291 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Unifi, Inc. Long-Term Incentive Plan. Said loans bear interest at a rate of 5.87% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004; and (b) the principal of said loan plus all accrued interest on December 31, 2005.

     The Company made a personal loan on October 22, 1999 to Mr. Stewart Q. Little, a Senior Vice President of the Company, in the amount of $75,000. The loan is evidenced by a Promissory Note in the principal amount of $75,000 with interest at the rate of 6.5% per annum and is secured by the pledge of 5,000 shares of Unifi, Inc. Common Stock. The loan is payable as follows: (a) interest only at the aforementioned rate shall be due and payable on October 22, 2000, October 22, 2001 and October 22, 2002; and (b) the principal and interest of said loan at the aforementioned rate shall be payable in thirty-six (36) monthly installments of $2,298.68 each beginning on November 22, 2002.

                             AUDIT COMMITTEE REPORT

     The Company's Audit Committee consists of four directors. The Board has adopted a charter that governs the Audit Committee. The Charter is attached to this Proxy Statement as Appendix A. The members of the Committee are William J. Armfield, IV, R. Wiley Bourne, Jr., who is the Committee chair, Charles R. Carter, and Donald F. Orr.

     The Company's management is responsible for the Company's internal controls and financial reporting. Ernst & Young LLP, the Company's independent auditors, are responsible for auditing the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, and recommends to the Board for its approval a firm of certified independent accountants to be the Company's independent auditors.

     To fulfill our responsibilities, we did the following:

     - We reviewed and discussed with the Company's management and the independent auditors the Company's consolidated financial statements for the fiscal year ended June 24, 2001.

     - We reviewed management's representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     - We discussed with the independent auditors the matters that Statement on Auditing Standards 61 requires them to discuss with us, including matters related to the conduct of the audit of the Company's consolidated financial statements.

     - We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from the Company and we have discussed with Ernst & Young LLP their independence from the Company.

     - Based on the discussions we had with management and the independent auditors, the independent auditors' disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that the Company's audited annual consolidated financial statements for fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 24, 2001 for filing with the Securities and Exchange Commission.

     - Ernst & Young LLP's Fees for the fiscal year ended June 24, 2001 were as follows:

Audit Fees                                                    $298,000
Financial Information System Design and Implementation Fees          0
All Other Fees
-audit-related services, including fees for foreign
  statutory and benefit plan audits                            103,000
-non-audit services, including healthcare claims and tax
  services                                                     114,000
                                                              --------
          TOTAL                                               $515,000

     - We considered whether Ernst & Young LLP's provision of financial information systems design and implementation services and other non-audit services to the Company is compatible with Ernst & Young LLP maintaining their independence from the Company and concluded that it is.

     The Audit Committee submits this report:

                                R. Wiley Bourne, Chairperson
                                William J. Armfield, IV
                                Charles R. Carter
                                Donald F. Orr

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee ("Committee") of the Board of Directors sets forth the Company's compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

     The Compensation Committee during fiscal year 2001 was composed of non-employee directors. The Committee determines the compensation of the employee directors as well as other executive officers of the Company. It's duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other officers of the Company; and making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees, the granting of restricted stock and stock options under the 1999 Unifi, Inc. Long-Term Incentive Plan (the "1999 Plan") and recommending benefit programs and future objectives and goals of the Company.

IN GENERAL

     The Committee views executive compensation in three component parts: base salary; annual incentive compensation and long-term incentive compensation. The primary goals of the Compensation Committee in setting executive compensation is: (i) to ensure that the Company's compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interest of the executives with those of our Shareholders and also with the Company's performance.

     The annual and long-term incentive portions of the executive's compensation are intended to achieve the Committee's goal of aligning the executive's interest with those of our Shareholders and with Company performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our Shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees," i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Committee may in the future recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

BASE SALARIES

     The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and to retain his or her services. The Committee evaluates the base salary of each of the executive officers on an annual basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical practices of the Company, the officer's leadership and advancement of the Company's long term strategy, plans and objectives, individual performance and contribution to the Company's success and salary levels of other executives holding similar positions in certain other textile companies. Base salary adjustments are approved by the full Board. The base salaries for Mr. Mebane and Mr. Eller are covered by agreements with the Company. Mr. Mebane and Mr. Eller retired as employees of the Company on October 26, 2000 and January 31, 2001, respectively.

ANNUAL INCENTIVE COMPENSATION

     The Committee designed the annual bonus component of incentive compensation to align officer pay with the annual performance of the Company, based on corporate earnings per share objectives. Bonuses, if any, recommended by the Committee are subject to the approval of the full Board. No bonuses were awarded to the named executive officers during the last fiscal year.

LONG-TERM INCENTIVE COMPENSATION

     The 1999 Plan was approved by the Shareholders of the Company at their 1999 Annual Meeting. The 1999 Plan provides for the grant of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), restricted stock awards and/or performance based awards.

     The Company also has six other stock option plans, to wit: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan; the 1987 Non-Qualified Stock

Option Plan; the 1982 Incentive Stock Option Plan; the Unifi Employee Stock option Plan (this Plan was acquired in the Vintage Yarns, Inc. merger). No additional options will be granted under any of the aforesaid six option plans however, all outstanding option grants remain in full force and effect under there respective terms.

     STOCK OPTIONS -- Stock options provide incentive for the creation of Shareholder value over the long term since the full benefit of an executive officer's compensation package cannot be realized unless Unifi common stock appreciates in value during the term of the option. All stock options granted under the 1999 Plan during the fiscal year had an exercise price of fair market value of said stock on the date of grant for one-third of the granted shares, fair market value plus 6% for one-third of the granted shares, and fair market value plus 12% for the remaining one-third of the granted shares. The stock option grants become exercisable 20% per year for five years on the anniversary date of the grant and unless otherwise provided, may be exercised until the earlier of ten (10) years from the date of grant or, as to the number of shares then exercisable, upon the termination of employment of the participant other than by death, disability, retirement, or change of control, when all options vest. No stock options were granted to any of the named executive officers during the fiscal year.

     RESTRICTED STOCK -- Restricted stock is granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of their services. Restricted stock awards for 104,366 shares were granted under the 1999 Plan to employees, including the named executive officers (except for Mr. Parke, who did not receive a grant of restricted stock), during the last fiscal year.

2001 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     Compensation paid to Mr. Parke as CEO of the Company during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Parke does not have an employment agreement with the Company. In April 2000, the Board of Directors set Mr. Parke's base salary at $750,000 per annum, effective May 1, 2000. He did not receive any cash bonus compensation, stock options or restricted stock grants in the 2001 fiscal year.

COMMITTEE'S JUDGMENT

     It is the judgment of the Committee that in 2001, and for the three fiscal years ending June 24, 2001, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future.

     The foregoing report is submitted by the Compensation Committee:

                            Donald F. Orr (Chairman)
                               Charles R. Carter
                                  Sue W. Cole
                               Kenneth G. Langone

                   EXECUTIVE OFFICERS AND THEIR COMPENSATION

     The following table sets forth information for fiscal years ended June 2001, 2000, and 1999, as to compensation paid by the Company and its subsidiaries (for the purpose of this section, collectively referred to as "Company") to the Chief Executive officer ("CEO") and the other four most highly compensated executive officers for services rendered in all capacities during the last three (3) fiscal years.

                     UNIFI, INC. SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                     Annual Compensation             ----------------------------
                                            --------------------------------------   Restricted     Securities       All Other
                                                                    Other Annual       Stock        Underlying      Compensation
Name and Principal Position          Year    Salary     Bonus     Compensations(1)   Awards($)    Options/SARs(#)      ($)(3)
---------------------------          ----   --------   --------   ----------------   ----------   ---------------   ------------
Brian R. Parke                       2001   $750,000   $     --       $ 4,415         $    --              --         $ 16,628
President, CEO                       2000   $541,670   $     --       $18,310         $83,906         268,159(4)      $ 24,415
and Director                         1999   $341,297   $100,000       $    --         $    --          65,000(6)      $ 35,514

Willis C. Moore, III                 2001   $350,004   $     --       $ 7,197         $93,003(2)           --         $  9,342
Executive Vice President             2000   $310,000   $     --       $20,266         $55,938          83,131(4)      $ 17,866
and Chief Financial Officer          1999   $310,000   $155,000       $19,969         $    --          25,000(5)      $ 17,134

G. Alfred Webster                    2001   $350,004   $     --       $ 6,047         $87,000(2)           --         $ 16,593
Executive Vice Pres                  2000   $260,000   $     --       $16,093         $55,938          69,722(4)      $ 24,376
and Director                         1999   $260,000   $145,000       $16,772         $    --          15,000(5)      $ 22,794

Michael E. Delaney (8)               2001   $240,000   $     --       $ 5,261         $57,007(2)           --         $  8,714
Senior Vice President                2000   $112,500   $     --       $62,392         $60,782          55,527(4)      $     --
                                     1999   $     --   $     --       $    --         $    --              --         $     --

Stewart Q. Little                    2001   $250,008   $     --       $ 8,551         $76,201(2)           --         $  9,504
Senior Vice President                2000   $225,000   $     --       $21,680         $55,938          60,336(4)      $ 18,176
                                     1999   $225,000   $127,000       $19,242         $    --          15,000(5)      $ 16,890

Jerry W. Eller (9)                   2001   $280,000   $     --       $    --         $    --              --         $259,798
                                     2000   $420,000   $     --       $15,048         $55,938         112,626(4)      $ 27,188
                                     1999   $420,000   $160,000       $15,230         $    --          15,000(7)      $ 25,574

G. Allen Mebane, IV (9)              2001   $266,667   $     --       $66,241         $    --              --         $154,609
                                     2000   $800,000   $     --       $44,753         $83,906         429,051(4)      $ 55,387
                                     1999   $800,000   $     --       $67,561         $    --          20,000(5)      $ 38,244

---------------

Footnotes:

(1) As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost is less than $50,000. The amounts reported under "Other Annual Compensation" are the approximate incremental cost to the Company of their personal travel expense, where applicable.

(2) Amounts reflect the aggregate market value of shares of restricted stock awarded under the Company's 1999 Long-Term Incentive Plan ("Plan") based on $10.875 per share which was the closing price of the Company's common stock on July 26, 2000, the date the award was made. The number of restricted shares awarded under the Plan in fiscal 2001 were as follows: to Mr.
    Moore -- 8,552 shares, Mr. Webster -- 8,000, Mr. Delaney -- 5,242 shares and Mr. Little -- 7,007 shares; with the shares being released from restriction over a 2 year period -- 33.3% being released as of the date of grant, 33.3% being released on the first anniversary date, and 33.4% being released on the second anniversary date; or upon termination due to death, disability, retirement after age 57, with the approval of the Compensation Committee, or upon a change in control. The market value does not reflect that the shares are restricted. The number and aggregate market value of the non-vested restricted shares of common stock as of June 24, 2001 for the named executives receiving such grant are: 5,701 shares -- $45,323 for Mr. Moore; 5,333 shares -- $42,397 for Mr. Webster; 3,495 shares -- $27,785 for Mr.
    Delaney; and 4,671 shares -- $37,134 for Mr. Little. Dividends, to the extent declared and paid by the Company in the future, are payable to these individuals on shares of restricted stock owned by them.

(3) The components of the amounts shown in this column consists of the following: (i) director's fees in 2001, 2000 and 1999, respectively, for Mr. Parke of $6,000, 5000 and 0; Mr. Webster of 6,000, 5,000 and 4,000; Mr.
    Eller of 5,000, 4,000 and 4,000; and Mr. Mebane of 6,000, 5,000 and 4,000;
    (ii) payments of the Company's portion of the premiums on the split-dollar life and other life insurance in 2001, 2000, and 1999, respectively, amounted to: Mr. Parke -- $1,932, $2,327 and $8,718; Mr. Moore -- $882,
    $1,242 and $1,210; Mr. Webster -- $1,882, $2,259 and $2,190; Mr. Delaney
    $342, $0 and $0; Mr. Little -- $764, $1,001
    and $957; Mr. Eller  -- $3,687, $5,897 and $4,970; and Mr. Mebane -- $6,491,
    $33,096 and $17,640; (iii) beneficial income to Mr. Parke from loan forgiveness in 1999 of $10,675; (iv) allocation of the Company's contribution to the Profit Sharing Plan in 2001, 2000 and 1999, respectively to: Mr. Parke -- $8,696, $17,088 and $16,121; Mr. Moore -- $8,460, $16,624
    and $15,924; Mr. Webster -- $8,711, $17,117, and $16,604; Mr. Delaney --
    $8,372, $0 and $0; Mr. Little -- $8,740, $17,175, and $15,933; Mr. Eller --
    $0, $17,291 and $16,604; and Mr. Mebane -- $8,785, $17,291 and $16,604; and
    (v) consulting fees of $133,333 to Mr. Mebane and termination fees of $251,111 to Mr. Eller after their retirements from the Company. Additionally, Mr. Eller and Mr. Mebane received full distributions from the Company's Profit Sharing Plan during fiscal 2001, in the amount of $1,070,354 and $1,938,334, respectively. No other executive officers received distributions under the Company's Profit Sharing Plan.

(4) Amounts reflect the number of stock options granted to the listed individuals in fiscal 2000 under the 1999 Plan. These stock options vest 20% per year on the anniversary of the grant date for five (5) years.

(5) Options granted under the 1996 Incentive Stock Option Plan which vest in three approximately equal increments.

(6) Includes 15,000 options granted under the 1996 Incentive Stock Option Plan which vest in three approximately equal increments and 50,000 options granted under the 1996 Non-Qualified Stock Option Plan which are fully vested.

(7) Options granted under the 1996 Non-Qualified Stock Option Plan which are fully vested.

(8) Mr. Delaney was hired by the Company effective on January 1, 2000.

(9) Mr. Eller and Mr. Mebane retired as employees of the Company on January 31, 2001, and October 26, 2000, respectively. Their compensation is disclosed in the compensation table because if they had retained their respective positions in the Company both of them would have been included in the group of the top five highest paid executive officers.

                       OPTION GRANTS IN FISCAL YEAR 2001

     There were no stock options granted to the named Executive Officers during fiscal year 2001.

                     OPTION EXERCISES AND OPTION/SAR VALUES

     The net value realized upon the exercise in fiscal year 2001 of previously granted options and the number and value of unexercised options are shown in the following table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           Number of Unexercised            Value of Unexercised
                                                                Options/SARS             In-the-Money Options/SARs
                         Shares Acquired     Value           at Year End(1)(2)                 at Year End(3)
                           on Exercise      Realized    ----------------------------    ----------------------------
Name                           (#)           ($)(4)     Exercisable    Unexercisable    Exercisable    Unexercisable
----                     ---------------    --------    -----------    -------------    -----------    -------------
Parke                           0              $0         198,632         214,527           $0              $0
Moore                           0              $0          98,708          66,504           $0              $0
Webster                         0              $0         160,775          55,777           $0              $0
Delaney                         0              $0          11,106          44,421           $0              $0
Little                          0              $0          84,146          48,268           $0              $0
Eller                           0              $0         253,771              --           $0              $0
Mebane                          0              $0         997,241              --           $0              $0

---------------

Footnotes:

1) Stock options granted under the 1999 Plan on 10/21/99 are exercisable as follows: One-fifth on October 21, 2000, one-fifth on October 21, 2001, one-fifth on October 21, 2002, one-fifth on October 21, 2003 and one-fifth on October 21, 2004.

2) Messrs. Mebane and Eller were 100% vested in all of their outstanding options.

3) The fair market value of the Company's common stock at fiscal year-end, June 24, 2001, was $7.95. An option is "in-the-money" if the market value of the common stock exceeds the exercise price.

4) Value represents fair market value at exercise minus the exercise price.

                     EMPLOYMENT AND TERMINATION AGREEMENTS

EMPLOYMENT AGREEMENT WITH MR. MEBANE

     The Company has an Employment Agreement dated July 19, 1990, with Mr. Mebane. Under the terms of his Employment Agreement, Mr. Mebane was paid a base salary of $800,000 per year during the term of his employment with the Company and upon his retirement from the Company on October 26, 2001, is being paid a consulting fee of $200,000 per year through June 30, 2005.

AGREEMENT WITH MR. ELLER

     The Company entered into an Agreement with Mr. Eller effective February 1, 1999. Under the terms of his Agreement, the Company paid Mr. Eller the sum of $126,000 within 10 days of his retirement from the Company on January 31, 2001, and is paying him $1,160,000 in 36 equal monthly installments of $32,222, beginning February 1, 2001. Mr. Eller, until he obtains the age of 65, is eligible to receive medical and dental insurance as provided to executive officers covered by the terms of the Company's Employee Welfare Benefit Plan and the Company is continuing to pay the premiums on the life insurance policies covering Mr. Eller, currently owned by the Company under split dollar arrangements.

CHANGE OF CONTROL AGREEMENT WITH MR. WEBSTER

     The Company has a Change of Control Agreement with Mr. Webster. The agreement provides that if Mr. Webster's employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, Mr. Webster may receive certain benefits. The present value of the benefits will be 2.99 times Mr. Webster's average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company limited to the amount deductible by Unifi, Inc. and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company's Independent Certified Public Accountants, whose decision shall be binding upon the Company and the officers. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of directors under specified conditions within a two (2) year period. The benefits under this Change of Control Agreement is contingent and therefore not reported under the Summary Compensation Table.

            PERFORMANCE GRAPH -- SHAREHOLDER RETURN ON COMMON STOCK

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG UNIFI, INC., THE NYSE COMPOSITE INDEX AND A PEER GROUP

       [Performance Graph appears here. See table below for plot points.)

                                                       UNIFI, INC.               NYSE COMPOSITE                PEER GROUP
                                                       -----------               --------------                ----------
1996                                                     100.00                      100.00                      100.00
1997                                                     133.04                      128.98                      116.37
1998                                                     125.37                      160.78                      132.69
1999                                                      67.72                      173.54                       96.43
2000                                                      45.98                      178.16                       60.48
2001                                                      29.10                      174.10                       63.25

---------------

* $100 invested on June 30, 1996 in stock or on June 30, 1996 in index -- including reinvestment of dividends.

                            NEW YORK STOCK EXCHANGE

     Unifi, Inc.'s Common Stock trades on the New York Stock Exchange (NYSE) under the symbol "UFI", with the closing price of said stock on September 4, 2001, being $9.98 per share.

                     INFORMATION RELATING TO THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP, has been selected as the Company's independent auditors for fiscal year ended June 24, 2001. Ernst & Young, LLP has been the Company's independent auditors since 1990. Representatives of Ernst & Young LLP will attend the Annual Meeting. They will have the opportunity to make a statement if they so desire and to answer appropriate questions from Shareholders.

                         COMPLIANCE WITH SECTION 16(a)
                       OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any person who owns more than ten percent of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they filed.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required, all such Section 16(a) filing requirements have been made during fiscal year ended June 24, 2001, except that Ms. Cole and Mr. Armfield, who were elected to the Company's Board of Directors effective May 24, 2001, filed their Initial Statements of Beneficial Ownership of Securities on Form 5's in August, 2001.

                             SHAREHOLDER PROPOSALS

     Proposals which Shareholders intend to present at the Company's 2002 Annual Meeting of the Shareholders and wish to have included in the Company's proxy materials should be sent registered, certified or express mail to Charles F. McCoy, Vice President, Secretary and General Counsel of the Company, at 7201 West Friendly Avenue, Greensboro, North Carolina, 27410. Proposals must be received by the Company no later than May 21, 2002.

                                 OTHER MATTERS

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgement. Discretionary authority to vote on other matters is included in the proxy.

                                         By Order of the Board of Directors

                                         /s/ Charles F. McCoy
                                         Charles F. McCoy
                                         Vice President, Secretary & General
                                         Counsel
Greensboro, North Carolina
September 21, 2001

                                   APPENDIX A

                                  UNIFI, INC.

                            AUDIT COMMITTEE CHARTER

(1) CHARTER

     This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

(2) ORGANIZATION

     There shall be a committee appointed by the Board of Directors to be known as the Audit Committee. The Audit Committee of the Board of Directors shall be comprised of at least three directors all of whom are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members shall be financially literate, (or shall become financially literate within a reasonable time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

(3) INDEPENDENCE

     In addition to the description of independence described in paragraph (2), the following restrictions shall apply to every Audit Committee member:

     (a) Employees

          A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment with the Company.

     (b) Business Relationship

          A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g. a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgement that the relationship does not interfere with the director's exercise of independent judgement. In making a determination regarding the independence of a director pursuant to this requirement, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with whom the director is affiliated. A director may serve on the Audit Committee without the aforesaid Board of Directors determination three years after termination of (i) or (ii) above.

     (c) Cross Compensation Committee Link

          A director who is employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee may not serve on the Company's Audit Committee.

     (d) Immediate Family

          A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship by said executive.

          Notwithstanding the requirements of paragraphs (3)(a) and (d) above, one director who is no longer an employee or who is an Immediate Family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the

     Audit Committee if the Company's Board of Directors determines in its business judgement that membership on the committee by the individual is required by the best interest of the Company and its Shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

(4) STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the Shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the committee, the independent auditors, and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

(5) RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and Shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     (a) Review Procedures

          1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

          2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

          3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

          4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     (b) Independent Auditors

          5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          6. Approve the fees and other significant compensation to be paid to the independent auditors.

          7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

          8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

          9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          10.Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     (c) Legal Compliance

          11.On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     (d) Other Audit Committee Responsibilities

          12.At such time or times as it determines to be appropriate and in the best interest of the Company, the Audit Committee shall have the discretion to retain a third party independent auditor to provide such internal audit services for the Company as the Audit Committee shall determine is appropriate.

          13.Annually prepare a report to Shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

          14.Perform any other activities consistent with this Charter, the Company's By-Laws, and governing law, as the Committee or the Board deems necessary or appropriate.

          15.Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

          16.Establish, review, and update periodically, as deemed appropriate, a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          17.Periodically perform self-assessment of audit committee performance.

          18.Review financial and accounting personnel succession planning within the company.

          19.Annually review a summary of Directors' and Officers' related party transactions and potential conflicts of interest.

                                  UNIFI, INC.

                        ANNUAL MEETING, OCTOBER 25, 2001

             PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND
               RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

                                  UNIFI, INC.
                         C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                P.O. BOX 217950
                            CHARLOTTE, NC 28254-3556

                            - FOLD AND DETACH HERE -

    The undersigned hereby appoints Willis C. Moore, III and Charles F. McCoy, or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Corporation's corporate headquarters at 7201 West Friendly Avenue, in Greensboro, North Carolina, on Thursday, October 25, 2001, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

PROPOSAL NO. 1 -- Election of Directors

 [ ] To vote FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)      for all nominees listed below

    NOMINEES:
    CLASS 1 -- Donald F. Orr, Robert A. Ward and G. Alfred Webster CLASS 2 -- William J. Armfield, IV
    CLASS 3 -- Sue W. Cole

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                                  UNIFI, INC.

                        ANNUAL MEETING, OCTOBER 25, 2001

             PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND
               RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

                                  UNIFI, INC.
                         C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                P.O. BOX 217950
                            CHARLOTTE, NC 28254-3556

                            - FOLD AND DETACH HERE -

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 21, 2001, and the Proxy Statement furnished therewith.

    Dated this      day of         , 2001.
               ----        --------
                                          --------------------------------(SEAL)

                                          --------------------------------(SEAL)

                                          NOTE:  Signature should agree with
                                          name on stock certificate as printed
                                          hereon. Executors, administrators,
                                          trustees and other fiduciaries should
                                          so indicate when signing. If the
                                          signer is a corporation, please sign
                                          in full corporate name, by duly
                                          authorized officer.

                                          THIS PROXY IS SOLICITED ON BEHALF OF
                                          THE BOARD OF DIRECTORS. PLEASE DATE,
                                          SIGN AND RETURN THIS PROXY. THANK YOU.